EXHIBIT (a) 17.

                        AMENDMENT TO DECLARATION OF TRUST


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                          THE PHOENIX EDGE SERIES FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         THIS AMENDMENT, effective as of the 29th of October, 2001, does hereby amend that certain Declaration of Trust dated February 18, 1986, as amended (the "Declaration") as follows:

                               W I T N E S S E T H

         WHEREAS, Article III, Section 3.3 of the Declaration permits the Trustees to amend the Declaration subject to the requisite vote of the Majority of the Outstanding Voting Securities of each Series;

         WHEREAS, on November 13, 2001, the Board of Trustees unanimously approved the hereinbelow stated amendments to the Declaration subject to the above referenced vote of Shareholders;

         WHEREAS, on October 29, 2001, the requisite Majority of Outstanding Voting Securities of each Series of the Trust approved the hereinbelow stated amendments to Article III, Section 3.1 of the Declaration in accordance with
Article IV, Section 4.2(e) of the Declaration; and

         WHEREAS, the undersigned Trustee, acting herein individually and pursuant to the Delegations and Powers of Attorney dated February 20 and 22, 2001, attached hereto and made a part hereof, and in accordance with Article VII, Section 7.4 of the Declaration, does hereby intend to effect the foregoing modifications in accordance with Article VII, Section 7.3 of the Declaration.

         NOW, THEREFORE, Article III, Section 3.1, is hereby deleted and the following is inserted in lieu thereof:

         SECTION 3.1   INVESTMENT RESTRICTIONS.   The following investment
restrictions are fundamental investment policies of the Trust, and may not be altered except as provided in Section 3.3:

         (1) DIVERSIFICATION. A Series may not, with respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities and other investment companies), if: (a) such purchase would, at the time, cause more than 5% of the Series' total assets, taken at market value, to be invested in the securities of such issuer; or
              (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Series. This restriction does not apply to the Phoenix-Deutsche Dow 30, Phoenix-Deutsche Nasdaq-100(R) Index, Phoenix-Duff & Phelps Real Estate Securities or Phoenix-Morgan Stanley Focus Equity Series.

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         (2)  INDUSTRY CONCENTRATION. A Series may not purchase securities in a given industry if, after giving effect to the purchase, more than 25% of its total assets would be invested in the securities of one or more issuers conducting business activities in the same industry (excluding the U.S. Government or its agencies or instrumentalities). This restriction does not apply to the Phoenix-Duff & Phelps Real Estate Securities, Phoenix-Deutsche Dow 30, Phoenix-Deutsche Nasdaq-100(R) Index or Phoenix-Morgan
              Stanley Focus Equity Series. In addition, the Phoenix-Goodwin Money Market Series and Phoenix-Oakhurst Strategic Allocation Series may invest more than 25% of their assets in the banking industry.

         (3) ISSUING SENIOR SECURITIES. A Series may not issue senior securities in contravention of the Investment Company Act of 1940, as amended. Activities permitted by the Securities and Exchange Commission exemptive orders or staff interpretations shall not be deemed prohibited by this restriction.

         (4) BORROWING MONEY. A Series may not borrow money, except (i) in amounts not to exceed one third of the value of the Series' total assets (including the amount borrowed) from banks, and (ii) up to an additional 5% of its total assets from banks or other lenders for temporary purposes. For purposes of this restriction, (a) investment techniques such as margin purchases, short sales, forward commitments, and roll transactions, (b) investments in instruments such as futures contracts, swaps, and opinions, and
              (c) short-term credits extended in connection with trade clearances and settlements shall not constitute borrowing.

         (5) UNDERWRITING. A Series may not underwrite the securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, a Series may be deemed to be an underwriter under the applicable law.

         (6) INVESTMENTS IN REAL ESTATE. A Series may not purchase or sell real estate, except that a Series may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in mortgage-related securities and other securities that are secured by real estate or interests therein, or (iv) hold and sell real estate acquired by the Series as a result of the ownership of securities.

         (7) LENDING. A Series may not make loans, except that a Series may (i) lend portfolio securities, (ii) enter into repurchase agreements,
              (iii) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, and (iv) participate in an interfund lending program with other registered investment companies; and/or

         (8) INVESTMENTS IN COMMODITIES AND COMMODITY CONTRACTS AND OPTIONS. A Series may not purchase or sell commodities or commodity contracts, except a Series may

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              purchase and sell derivatives (including, but not limited to, options, futures contracts and options on futures contracts) whose value is tied to the value of a financial index or a financial instrument or other asset (including, but not limited to, securities indices, interest rates, securities, currencies and physical commodities).

Except as hereinbefore and hereinabove modified, the Declaration shall be, and remain unamended and in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of February, 2002.

                         /s/ Simon Y. Tan
                         -------------------------------------------------------
                         Simon Y. Tan, individually and as attorney-in-fact for Frank M. Ellmer, John A. Fabian, Roger A. Gelfenbien, Eunice S. Groark, Frank E. Grzelecki, John R. Mallin, Timothy P. Shriver, and, Dona D. Young

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                        DELEGATION AND POWER OF ATTORNEY

                          THE PHOENIX EDGE SERIES FUND

Each of the undersigned, being a member of the Board of Trustees of The Phoenix Edge Series Fund, does hereby declare, delegate and certify as follows:

        1. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 19, 1986, as amended, establishing The Big Edge Series Fund, now known as The Phoenix Edge Series Fund, the undersigned hereby appoint Simon Y. Tan, Donald Bertrand, Susan Schechter and/or Richard J. Wirth, his/her respective agents as the undersigneds' attorney-in-fact, to execute any and all instruments including specifically but without limitation amendments to said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

        2. The undersigned, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this ______ day of ___________ 2001.


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Frank M. Ellmer                            John Fabian


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Roger A. Gelfenbien                        Eunice Groark


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Frank E. Grzelecki                         John R. Mallin


--------------------------                 --------------------------
Timothy P. Shriver                         Dona D. Young